                                                                    EXHIBIT 99.1

                        COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (this "Agreement") is made and entered into as of February 15, 1998, by and between:

     CMG INFORMATION SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware, United States of America and having its principal place of business at 100 Brickstone Square First Floor Andover, Massachusetts 01810, United States of America ("CMG"); and

     SUMITOMO CORPORATION, a corporation duly organized and existing under the laws of Japan and having its principal place of business at 2-2, Hitotsubashi 1-chome, Chiyoda-ku, Tokyo, Japan (the "Purchaser").

                                   RECITALS

     WHEREAS, CMG desires to sell to the Purchaser, and the Purchaser desires to purchase from CMG, a number of shares of Common Stock, all on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  AGREEMENT TO PURCHASE AND SELL STOCK.

     1.1 Authorization. CMG's Board of Directors has authorized the issuance of the CMG Shares (as defined below) pursuant to the terms and conditions of this Agreement.

     1.2 Agreement to Purchase and Sell Common Stock. At the Closing (as defined below), CMG hereby agrees to sell to the Purchaser and the Purchaser agrees to purchase from CMG that number of shares of Common Stock of CMG, $0.01 par value per share (the "CMG Shares"), having a value of US$10,000,000, such shares of CMG's common stock being valued at the lower of (i) the average of the closing prices of CMG's common stock over the 20 trading day period ending on the trading day immediately prior to the date of signature of this Agreement,
(ii) the average of the closing prices of CMG's common stock over the 20 trading day period ending on the trading day immediately prior to the issuance of a press release announcing the transaction, or (iii) the average of the closing prices of CMG's common stock over the 20 trading day period ending on the trading day immediately prior to the date of signature of the Letter Agreement between the parties dated February 2, 1998 (the

"Letter Agreement"), each such price being publicly reported for the NASDAQ Stock Market as of 5:15 P.M. Eastern Time.


     2.  CLOSING.

     2.1. The Closing. The purchase and sale of the CMG Shares shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, at 10:00 a.m. Massachusetts time, within three (3) business days after the conditions set forth in Articles 5 and 6 have been satisfied, or at such other time and place as CMG and the Purchaser mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, CMG will deliver to the Purchaser certificates representing the CMG Shares, all against delivery to CMG by the Purchaser of the consideration set forth in Section 1.2 by wire transfer of funds to an account designated by CMG at least two business days prior to the Closing. It is expected that Closing documents will be delivered by facsimile with original signature pages sent by overnight courier.

     3. REPRESENTATIONS AND WARRANTIES OF CMG. CMG hereby represents and warrants to the Purchaser, at the date of execution of this Agreement and at the Closing, that the statements in this Section 3 are true and correct, except as set forth in the Disclosure Letter from CMG dated February 15, 1998 (the "Disclosure Letter") or disclosed in the SEC Documents (as defined below):

     3.1 Organization Good Standing and Qualification. CMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement and to consummate the transactions contemplated hereby. CMG is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of CMG and its Subsidiaries (as defined below), taken as a whole.

     3.2 Capitalization. The authorized stock of CMG consists of 40,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") of which 10,293,441 shares were issued and outstanding as of February 15, 1998 and 5,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"). No shares of Preferred Stock are issued or outstanding. All outstanding shares have been duly authorized, validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of January 31, 1998, CMG has also reserved 1,731,582 shares of Common Stock for issuance to officers, directors, employees or independent contractors or affiliates of CMG under CMG's employee benefit plans. As of January 31, 1998, of the 1,731,582 shares of Common Stock reserved for issuance upon exercise of options and similar rights, 1,113,623 shares remained subject to outstanding options with a weighted average exercise price of approximately $8.00 and 617,959 shares were reserved for future grants. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, convertible securities, options, warrants, calls, rights, commitments or agreements of any character to which CMG is a party or by which it is bound obligating CMG to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of CMG or obligating CMG to grant, extend or enter into any such equity security, convertible security, option, warrant, call, right, commitment or agreement.

     3.3 Due Authorization. All corporate action on the part of CMG, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of CMG under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the CMG Shares being sold under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of CMG, enforceable against CMG in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

     3.4  Valid Issuance of Stock.

     (a) Valid Issuance. The CMG Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

     (b) Compliance with Securities Laws. Assuming the correctness of the representations made by the Purchaser in Section 4 hereof, the CMG Shares will be issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable securities laws of the states of the United States.

     3.5.  Subsidiaries and Affiliates.

     (a) The Disclosure Letter sets forth a list of all entities in which CMG beneficially owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests (collectively, the "Subsidiaries"). The Disclosure Letter also includes (i) a complete list of each partnership or joint venture agreement or arrangement to which CMG is party and the nature and amount of the interest of CMG in such entities and (ii) a complete list of the corporations, partnerships, limited liability companies or other entities with respect to which CMG beneficially owns, directly or indirectly, the outstanding stock or other equity interests and the percentage ownership of such entity by CMG. Except as set forth in the Disclosure Letter or the SEC Documents (as hereinafter defined), there is no other entity with respect to which: (i) CMG beneficially owns, directly or indirectly, any outstanding stock or other ownership interests of such entity; (ii) CMG may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned; (iii) CMG may be liable under any circumstances for the payment of additional amounts with respect to its interest, whether in the form of assessments, capital calls, installment payments, general partner liability or otherwise; or (iv) the investment by CMG is accounted for by the equity method.

     (b) All capital stock or other equity interests owned by CMG as described pursuant to Section 3.5(a) are owned by CMG or its Subsidiaries, as the case may be, as record and beneficial owner thereof free and clear of all liens, charges, encumbrances, equities and claims whatsoever. There is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating CMG to issue, sell, transfer, pledge or otherwise encumber any share of capital stock or other equity interest described pursuant to Section 3.5(a) or any security or other instrument convertible into or exercisable for or evidencing the right to subscribe for any such share of capital stock or other equity interest.

     (c) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted.

     3.6 Governmental Consents. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of CMG is required in connection with the consummation of the transactions contemplated by this Agreement except the filing of such qualifications or filings under the Securities Act and the Exchange Act (as defined below) and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     3.7 Non-Contravention. The execution, delivery and performance of this Agreement by CMG and the consummation by CMG of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of CMG; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to CMG; or
(iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which CMG is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of CMG under, any contract to which CMG is a party or any permit, license or similar right relating to CMG or by which CMG may be bound or affected in such a manner as, together with all other such matters, would have Material Adverse Effect.

     3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending: (a) against CMG or its Subsidiaries, their respective activities, properties or assets or, to the best of CMG's knowledge, against any officer, director or employee of CMG in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, CMG which CMG believes is reasonably likely to have a Material Adverse Effect, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. CMG is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by CMG is currently pending nor does CMG intend to initiate any Action which is reasonably likely to have a Material Adverse Effect.

     3.9 Compliance with Law and Charter Documents. CMG is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended. CMG and its Subsidiaries have complied and are in compliance with all applicable statutes, laws, and regulations and executive orders of the United States of America and all states, foreign countries and other governmental bodies and agencies having jurisdiction over CMG's and its Subsidiaries' businesses or properties, except for any violations that would not, either individually or in the aggregate, have a Material Adverse Effect.

     3.10  SEC Documents.

     (a) Reports. CMG has furnished to the Purchaser prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended July 31, 1997 ("Form 10-K"), its Quarterly Reports on Form 10-Q for the fiscal quarter ended October 31, 1997 (the "Form 10-Q"), and all other registration statements, reports and proxy statements filed by CMG with the Securities and Exchange Commission ("SEC") on or after July 31, 1996 (the Form 10-K, the Form 10-Q and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by CMG with the SEC after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. CMG is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

     (b) Financial Statements. CMG has provided the Purchaser with copies of its audited financial statements (the "Audited Financial Statements") for the fiscal year ended July 31, 1997, and its unaudited financial statements for the three-month period ended October 31, 1997 (the "Balance Sheet Date"). Since the Balance Sheet Date, CMG has duly filed with the SEC all registration statements reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act. The audited and unaudited consolidated financial statements of CMG included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except as permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of CMG and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year end audit adjustments in the case of unaudited interim financial statements).

     3.11 Absence of Certain Changes Since Balance Sheet Date. Since the Balance Sheet Date, the business and operations of CMG and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

     (a) any declaration, setting aside or payment of any dividend or other distribution of the assets of CMG with respect to any shares of capital stock of CMG or any repurchase, redemption or other acquisition by CMG or any Subsidiary of CMG of any outstanding shares of CMG's capital stock;

     (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result, in a Material Adverse Effect;

     (c) any waiver by CMG or a Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted and are not expected to result, in a Material Adverse Effect;

     (d) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which CMG or a Subsidiary or any of its respective assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect;

     (e) any change by CMG in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; and

     (f) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

     3.12 Full Disclosure. The information contained in this Agreement, the Disclosure Letter and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of CMG and its Subsidiaries, and the transactions contemplated by this Agreement are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASER. The Purchaser hereby represents and warrants to CMG, at the date of execution of this Agreement and at the Closing, and agrees that:

     4.1 Organization Good Standing and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Japan and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement and to consummate the transactions contemplated hereby.

     4.2 Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Purchaser has full corporate power and authority to enter into this Agreement.

     4.3 Governmental Consents. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any governmental authority on the part of the Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement, except for such authorizations of the relevant authorities under all applicable laws of Japan as may be required in connection with the transactions contemplated by this Agreement. All such authorizations, qualifications and filings will, in the case of authorizations and qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     4.5 Purchase for Own Account. The CMG Shares are being acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the CMG Shares.

     4.6 Investment Experience. The Purchaser understands that the purchase of the CMG Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the CMG Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the CMG Shares and protecting its own interests in connection with this investment.

     4.7 Accredited Investor Status. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     4.8 Restricted Securities. The Purchaser understands that the CMG Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from CMG in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4.9 Legends. The Purchaser agrees that the certificates for the CMG Shares shall bear the following legend in addition to any legend required under
Section 7.4 and Article 8.

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933 and other applicable state laws and rules."

In addition, the Purchaser agrees that CMG may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to CMG of such satisfactory evidence as reasonably may be required by CMG, that such legend or stop orders are not required to ensure compliance with the Securities Act.

     5. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser under Sections l and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

     5.1 Representations and Warranties True. Each of the representations and warranties of CMG contained in Section 3 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing, except as set forth in the Disclosure Letter or the SEC Documents, with the same effect as though such representations and warranties had been made as of the Closing.

     5.2 Performance. CMG will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

     5.3 Compliance Certificate. CMG will have delivered to the Purchaser at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying (i) that the conditions specified in Sections
5.1 and 5.2 hereof have been fulfilled and (ii) the number of shares of Common Stock outstanding immediately prior to the Closing.

     5.4 Securities Exemptions. The offer and sale of the CMG Shares to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include, but not be limited to, the following:

     (a) Certified Charter Documents. A copy of (i) the Certificate of Incorporation certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof, and (ii) the Bylaws of CMG (as amended through the date of the Closing) certified by the Assistant Secretary of CMG as true and correct copies thereof as of the Closing.

     (b) Board Resolutions. A copy, certified by the Assistant Secretary of CMG, of the resolutions of the Board of Directors of CMG providing for the approval of this Agreement and the issuance of the CMG Shares and the other matters contemplated hereby.

     5.6 Opinion of CompanyCMG Counsel. The Purchaser will have received an opinion on behalf of CMG, dated as of the date of the Closing, from Palmer & Dodge LLP, in form and substance reasonably satisfactory to the Purchaser.

     5.7 No Material Adverse Effect. Between the date hereof and the Closing, there shall not have occurred any Material Adverse Effect.

     6. CONDITIONS TO CMG'S OBLIGATIONS AT CLOSING. The obligations of CMG to the Purchaser under this Agreement are subject to the fulfillment or waiver on or before the Closing, of each of the following conditions:

     6.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 4 will be true and correct on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

     6.2 Performance. The Purchaser will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

     6.3 Payment of Purchase Price. The Purchaser will have delivered to CMG the full purchase price of the CMG Shares as specified in Section 1.2.

     6.4 Securities Exemptions. The offer and sale of the CMG Shares to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to CMG and to CMG's legal counsel, and CMG will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

     7.  COVENANTS AND AGREEMENTS OF THE PARTIES.

     7.1  Information Rights.

     (a) Financial Information. CMG covenants and agrees that, commencing on the Closing and continuing for so long as the Purchaser or a Majority-Owned Subsidiary (as defined below) of Purchaser owns at least 50% of the CMG Shares (as adjusted for stock splits, stock dividends, and similar events), CMG shall:

     (i) Annual Reports. Furnish to the Purchaser promptly following the filing of such report with the SEC a copy of CMG's Annual Report on Form 10-K for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of CMG and its subsidiaries for such year, setting forth in each case in comparative form the figures from CMG's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event CMG shall no longer be required to file Annual Reports on Form 10-K, CMG shall, within ninety (90) days following the end of each respective fiscal year, deliver to the Purchaser a copy of such balance sheets, statements of income and statements of cash flows.

     (ii) Quarterly Reports. Furnish to the Purchaser promptly following the filing of such report with the SEC, a copy of each of CMG's Quarterly Reports on Form 10-Q, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of CMG and its subsidiaries for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in CMG's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices, but all of which may be unaudited. In the event CMG shall no longer be required to file Quarterly Reports on Form 10-Q, CMG shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to the Purchaser a copy of such balance sheets, statements of income and statements of cash flows.

     (iii) Current Reports. Furnish to the Purchaser promptly following the filing of such report with the SEC, a copy of each of CMG's Current Reports on Form 8-K.

     (b) SEC Filings. CMG shall deliver to the Purchaser copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

     (c) The provisions of this Section 7.1 shall not be assignable by Purchaser.

     7.2 CMG Business Development Advisory Board. So long as the Purchaser or a Majority-Owned Subsidiary of Purchaser holds at least 50% of the CMG Shares (as adjusted for stock splits, stock dividends, and similar events), CMG will permit a representative of the Purchaser, reasonably acceptable to CMG (the "ObserverAdviser"), to attend all meetings of CMG Business Development Advisory Board (the "Advisory Board"), whether in person, telephonic or other, in a non-voting, observer capacity and shall provide to the Purchaser, concurrently with the members of the Advisory Board, notice of such meeting and a copy of all materials provided to such members. CMG shall be entitled to recuse the ObserverAdviser from portions of any Advisory Board meeting and to redact portions of Advisory Board materials delivered to the ObserverAdviser (i) where and to the extent that a majority of the Advisory Board (without the ObserverAdviser present) determines a conflict of interest between CMG and the Purchaser is present (but not where the conflict is a conflict that is present for stockholders generally) and (ii) if, in the opinion of CompanyCMG's counsel, attendance at such meeting or access to such information could adversely effect the attorney-client privilege between CMG and its counsel. CMG acknowledges and agrees that the ObserverAdviser shall be acting for the benefit of the Purchaser, whose interests may not coincide with the interests of CMG and the other stockholders, and that the ObserverAdviser shall not be deemed to have breached any duty of any kind to CMG or its stockholders as a result of his or her acting in a manner he or she deems to be in the interests of the Purchaser. Confidential information obtained by the ObserverAdviser shall be governed by the terms of the Sumitomo Corporation/CMG Information Services, Inc. Non-Disclosure Agreement previously entered into and the Purchaser shall advise the Adviser of the terms of such Non-Disclosure Agreementby any Confidentiality Agreement separately entered into by the Observer in connection herewith. The provisions of this Section 7.2 shall not be assignable by Purchaser.

     7.3  Registration Rights.

     (a) Definitions.  For purposes of this Agreement:

     (i) Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the applicable time.

     (ii) Holder. For purposes of this Section 7.3, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 7.3 have been duly assigned in accordance with this Agreement.

     (iii) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities

Act, and the declaration or ordering of effectiveness of such registration statement.

     (iv) Registrable Securities. The term "Registrable Securities" means: (1) all the shares of Common Stock of CMG issued or issuable under this Agreement and (2) any shares of Common Stock of CMG issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares of Common Stock described in clause (1) of this subsection (iv). Notwithstanding the foregoing, Registrable Securities shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 7.3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, in a registered offering, or otherwise.

     (v) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock that are Registrable Securities and are then issued and outstanding.

     (vi) Form S-3. The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by CMG with the SEC.

     (b) Piggyback Registrations.

     (i) Notice. CMG shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of CMG (including, but not limited to, registration statements relating to secondary offerings of securities of CMG, but excluding registration statements relating to any registration under subsection (c) of this Section 7.3, to any employee benefit plan or to any merger or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from CMG, so notify CMG in writing, and in such notice shall inform CMG of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by CMG, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by CMG with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     (ii) Underwriting. If a registration statement under which CMG gives notice under this Section 7.3(b) is for an underwritten offering, then CMG shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 7.3(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to CMG, and second, to each of the Holders and other holders of registration rights on a parity with the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder or other holder; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of CMG (or any subsidiary of CMG) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded (other than to the extent that such persons are non-employee directors or other non-employees of CMG who hold registration rights on a parity with the Holders, such non-employee directors and other non-employees being entitled to participate with the participating Holders on the basis described under "second" above). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to CMG and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder.

     (iii) Expenses. All expenses incurred in connection with a registration pursuant to this Section 7.3(b) (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for CMG, shall be borne by CMG.

     (c) Form S-3 Registration. In case CMG shall at any time after February 27, 1999 receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that CMG effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then CMG shall:

     (i) Notice. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

     (ii) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after CMG provides the notice contemplated by
Section 7.3(c);

provided, however, that CMG shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.3(c):

     (A) if Form S-3 is not available for such offering by the Holders;

     (B) if the Holders, together with the holders of any other securities of CMG entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) representing less than 50% of the Registrable Securities then held by all Holders;

     (C) if CMG shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of CMG stating that in the good faith judgment of the Board of Directors of CMG, it would be materially detrimental to CMG and its stockholders for such Form S-3 registration to be effected at such time, in which event CMG shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 7.3(c);

     (D) if CMG has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of
Section 7.3(b);

     (E) in any particular jurisdiction in which CMG would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

     (F) if CMG has already effected two registrations of CMG Shares under the Securities Act pursuant to this Section 7.3 (c).

     (iii) Expenses. CMG shall pay all expenses incurred in connection with each registration requested pursuant to this Section 7.3(c), (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

     (d) Obligations of CMG. Whenever required to effect the registration of any Registrable Securities under this Agreement CMG shall, as expeditiously as reasonably possible:

     (i) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and remain effective (including the filing of any necessary amendments or supplements to such registration statement) until the Holder has completed the distribution contemplated thereby or until Holder's remaining Registrable Securities may be sold under Rule 144 during a period of ninety (90) days. Notwithstanding the foregoing, if CMG shall furnish to Holder whose Registrable Securities are included in such registration statement, a certificate signed by the President or Chief Executive Officer of CMG stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to CMG and its stockholders for such Holders to continue to make sales thereunder, the Holders will, upon receipt of such notice, discontinue the sale of such Registrable Securities covered by such registration statement until the earlier of (A) receipt of a further notice that sales may be resumed or (B) ninety (90) days after receipt of the initial notice. CMG may not utilize this right more than once in any twelve (12) month period.

     (ii) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (iii) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

     (iv) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that CMG shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (v) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (vi) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, CMG shall prepare a supplement or post-effective amendment to such registration statement or related prospectus or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities sold thereunder, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (vii) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated as of such date, of the counsel representing CMG for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(B) a "comfort" letter, dated as of such date, from the independent certified public accountants of CMG, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     (e) Furnish information. It shall be a condition precedent to the obligations of CMG to take any action pursuant to Sections 7.3(b) or (c) that the selling Holders shall furnish to CMG such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

     (f) Indemnification. In the event any Registrable Securities are included in a registration statement under Section 7.3:

     (i) By CMG. To the extent permitted by law, CMG will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

     (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

     (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

     (C) any violation or alleged violation by CMG of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and CMG will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.3(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CMG (which consent shall not be unreasonably withheld), nor shall CMG be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

     (ii) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless CMG, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls CMG within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which CMG or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by CMG or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.3(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Sectionsubsection 7.3(f) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

     (iii) Notice.  Promptly after receipt by an indemnified party under this
Section 7.3(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.3(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such Proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 7.3(f) to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 7.3(f).

     (iv) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of CMG and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     (g) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act or the Exchange Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 7.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7.3 provides for indemnification in such case, or (ii) contribution under the Securities Act or the Exchange Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 7.3; then, and in each such case, CMG and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and CMG and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     (h) Survival. The obligations of CMG and Holders under Section 7.3(f) shall survive until the third anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

     (i) Termination of CMG's Obligations. CMG shall have no obligations pursuant to this Section 7.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 7.3(b) or (c) more than three (3) years after the date of this Agreement, or, if, in the opinion of counsel to CMG, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in any three-month period without exceeding the volume limitations thereunder.

     (j) No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, CMG covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the "piggyback" or Form S-3 registration rights described in this Section 7.3, or otherwise) relating to shares of CMG's Common Stock or any other voting securities of CMG, other than rights that are on a parity with or subordinate in right to the Holders.

     (k) Assignment. The registration rights of the Purchaser shall not be assigned or assignable to any person or entity acquiring CMG Shares without the written consent of CMG; and provided, further, that any such assignee (if consented to by CMG) shall receive such assigned rights subject to all the terms and conditions of Section 7.3 of this Agreement, and to the further condition that such assignee of CMG Shares representing more than fifty percent (50%) of the CMG Shares shall enter into a Standstill Agreement as provided in Section 8 of this Agreement.

     7.4 Twelve-Month Holding Period. In consideration of the covenants herein Purchaser agrees not to sell, pledge, hypothecate or otherwise transfer any of the CMG Shares prior to the twelve- (12-) month anniversary of the closing of the Stock Purchasethis Agreement. Purchaser further agrees that the certificates evidencing the CMG Shares will bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A STOCK PURCHASE AGREEMENT DATED FEBRUARY 15, 1998 AND MAY NOT BE TRANSFERRED PRIOR TO FEBRUARY 27, 1999."

     7.5  Obligations Regarding Confidential Information.

     (a) Obligations. Except to the extent required by law or judicial order or except as provided herein, each party to this Agreement will hold any of the other's Confidential Information (as defined in the next paragraph) in confidence and will: (i) use the same degree of care to prevent unauthorized disclosure or use of the Confidential Information that the receiving party uses with its own information of like nature (but in no event less than reasonable care), (ii) limit disclosure of the Confidential Information, including any materials regarding the Confidential Information that the receiving party has generated, to such of its employees and contractors as have a need to know the Confidential Information, and (iii) advise its employees, agents and contractors of the confidential nature of the Confidential Information and of the receiving party's obligations under this Agreement and the Non-Disclosure Agreement previously entered into by the parties hereto.

     (b) Certain Definitions. For purposes of this Agreement, the term "Confidential Information" refers to confidential information furnished to Purchaser pursuant to Section 7.2. Any employee or contractor of the receiving party having access to the Confidential Information will be required to sign a non-disclosure agreement protecting the Confidential Information if not already bound by such a non-disclosure agreement.

     (c) Non-Disclosure of Agreements. Either party may disclose the terms of this Agreement to the extent required by law or judicial order, provided that if such disclosure is pursuant to judicial order or Proceedings, the disclosing party will notify the other party promptly before such disclosure and will cooperate with the other party to seek confidential treatment with respect to the disclosure if requested by the other party and provided further that if such disclosure is required pursuant to the rules and regulations of any federal, state or local organization, the parties will cooperate to seek confidential treatment of the Agreement to the maximum extent possible under law.

     (d) Public Announcements. Prior to the Closing, the parties will agree on the content of a press release announcing the existence of the transactions contemplated by this Agreement, which press release will be issued as mutually agreed by the parties.

     (e) Third Party Information. Neither party will be required to disclose to the other any confidential information of any third party without having first obtained such third party's prior written consent.

     (f) Other Disclosures. All other confidential information exchanged by the parties will be disclosed pursuant to the Sumitomo Corporation/CMG Information Services, Inc. Non-Disclosure Agreement previously entered into by the parties.

     7.6 Internet Opportunities in Japan. So long as the Purchaser owns at least 50% of the CMG Shares (as adjusted for stock splits, stock dividends, and similar events) purchased under this Agreement, CMG will consult with Purchaser and CMG will cause its Internet Companies (defined as any corporation or other entity in which CMG owns or controls (or in which CMG may during the term of thethis Agreement own or control), directly or indirectly at the time of the opportunity, not less than eighty percent (80%) of security or other ownership interests, whose primary business utilizes or involves the Internet) to consult with Purchaser with respect to any major business opportunity in Japan and will give Purchaser sixty (60) days from the date of notice of such opportunity (the "Planning Period") to construct a business plan for the realization of such opportunity, which plan must be in the mutual benefit of Purchaser and CMG or its Internet Companies, as the case may be. The parties shall jointly take all reasonable actions with a view to realize the business plan successfully. For the foregoing, CMG will provide Purchaser with data, analysis and other information which would be necessary to construct and implement the plan in a smooth and successful manner. CMG and its Internet Companies shall have the sole right in its or their complete discretion to reject such plan for any reason, provided that CMG will refrain from, and will cause CMG's Internet

Companies to refrain from, implementing or realizing the same or substantially similar plan in Japan, either directly or in conjunction with any third party without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, for a period of one (1) year after the expiration of the Planning Period. The CMG Internet Companies shall include each of the following companies so long as CMG owns at least 80% of the outstanding voting stock of each such company:

                 ADSmart Corporation
                 Engage Technologies, Inc.
                 InfoMation Publishing Corporation
                 NaviSite Internet Services Corporation
                 Password Internet Publishing Corporation
                 Planet Direct Corporation

Notwithstanding the foregoing, nothing herein shall prohibit CMG and/or its Internet Companies from pursuing, either by itself or with any third party, any such major business opportunity in Japan, provided that in doing so, (i) they do not use any important and material trade secrets belonging to the Purchaser, or
(ii) they use a plan not substantially similar to the plan developed hereunder. The provisions of this Section 7.6 shall not be assignable by Purchaser and shall terminate five (5) years after the Closing Date unless renewed by agreement of the parties.

     7.7 Long Term Relationship. The parties agree that they will closely cooperate with each other so as to combine their respective business resources (including the infrastructure and the contents of the Internet) and thereby to explore and develop various business opportunities, alliances and transactions relating to the Internet in Japan involving themselves or their affiliated companies, such that the long term and strategic partnershiprelationship between the parties may be successfully enhanced and expanded. For the foregoing, the parties will keep each other informed of the status of business in Japan with a view to achieve the foregoing intentions of the parties smoothly. Notwithstanding the foregoing, nothing in this Agreement shall obligate either party (i) to enter into a business relationship with the other party that is not in its best interests, or (ii) to refrain from pursuing a business relationship with a third party that is in its best interests. The provisions of this Section
7.7 shall not be assignable by Purchaser and shall terminate five (5) years after the Closing Date unless renewed by agreement of the parties.

     8.  STANDSTILL AGREEMENT.

     8.1 Standstill. The Purchaser hereby agrees that the Purchaser (together with all Majority

Owned Subsidiaries, as defined below) shall neither acquire, nor enter into discussions, negotiations, arrangements or understandings with any third party to acquire, beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of any Voting Stock (as defined below), any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) without the written consent of CMG, if the effect of such acquisition would be to increase the Voting Power (as defined below) of all Voting Stock then beneficially owned by the Purchaser or which it has a right to acquire (together with all Majority Owned Subsidiaries) to a percentage greater than ten percent (10%) (the "Standstill Percentage") of the Total Voting Power (as defined below) of CMG at the time in effect;

provided that:

     (a) The Purchaser will not be obliged to dispose of any Voting Stock to the extent that the aggregate percentage of the Total Voting Power of CMG represented by Voting Stock beneficially owned by the Purchaser or which the Purchaser has a right to acquire is increased beyond the Standstill Percentage
(i) as a result of a recapitalization of CMG or a repurchase or exchange of securities by CMG or any other action taken by CMG or its affiliates; (ii) as a result of an equity index transaction, provided that Purchaser shall not vote such shares; (iii) by way of stock dividends or other distributions or rights or offerings made available to holders of shares of Voting Stock generally; (iv) with the consent of a simple majority of the independent authorized members of CMG's Board of Directors; or (v) as part of a transaction on behalf of Purchaser's Defined Benefit Pension Plan, Profit Sharing Retirement Plan, 401(k) Savings Plan, Sheltered Employee Retirement Plan and Sheltered Employee Retirement Plan Plus, or any successor or additional retirement plans thereto (collectively, the "Retirement Plans") where CMG's shares in such Retirement Plans are voted by a trustee for the benefit of Purchaser employees or, for those Retirement Plans where Purchaser controls voting, where Purchaser agrees not to vote any shares of such Retirement Plan Voting Stock that would cause Purchaser to exceed the Standstill Percentage.

     (b) As used in this Article 8, (i) the term "Voting Stock" means the Common Stock and any other securities issued by CMG having the ordinary power to vote in the election of directors of CMG (other than securities having such power only upon the happening of a contingency that has not occurred), (ii) the term "Voting Power" of any Voting Stock means the number of votes such Voting Stock is entitled to cast for directors of CMG at any meeting of stockholders of CMG,
(iii) the term "Total Voting Power" means the total number of votes which may be cast in the election of directors of CMG at any meeting of stockholders of CMG if all Voting Stock was represented and voted to the fullest extent possible at such meeting (other than votes that may be cast only upon the happening of a contingency that has not occurred) and (iv) the term "Majority Owned Subsidiary" means a corporation a majority of whose voting securities are owned by Purchaser. For purposes of this Section 8, the Purchaser shall not be deemed to have beneficial ownership of any Voting Stock held by a pension plan or other employee benefit program of the Purchaser if the Purchaser does not have the power to control the investment decisions of such plan or program.

     8.2 Right of First Offer Upon Transfer of Fifty Percent of the CMG Shares. If the Purchaser intends to sell Voting Stock with Voting Power constituting more than fifty percent (50%) of the CMG Shares, the Purchaser shall provide written notice thereof to CMG (the "Purchaser Notice"). The Purchaser Notice shall specify the number of CMG Shares involved and the proposed price per share. For a period of 48 hours after delivery of the Purchaser Notice, CMG shall be entitled to elect to purchase all, but not less than all, of the CMG Shares described in the Purchaser Notice, at the price per share described in such notice, by delivery of a written notice (a "CompanyCMG Purchase Election") to the Purchaser irrevocably electing to purchase such Shares and shall have five (5) business days to consummate said purchase from the Purchaser. In the event that CMG has not delivered a CompanyCMG Purchase Election prior to the expiration of such 48-hour period or has failed to purchase such CMG Shares within said five (5)-business day period, CMG's right to purchase such CMG Shares shall expire, and the Purchaser or Majority Owned Subsidiary shall be entitled to sell the CMG Shares described in the Purchaser Notice for a period of ninety (90) days following the expiration of such 90-day period, but only to the proposed purchaser set forth in the Purchaser Notice (or any Majority Owned Subsidiary thereof) and only for a purchase price equal to at least eighty-five percent (85%) of the purchase price set forth in the Purchaser Notice. In the event the Purchaser or Majority Owned Subsidiary has not sold such CMG Shares by the end of such 90-day period, the rights of CMG set forth above in this Section
8.38.2 shall apply to any subsequent sales by the Purchaser or Majority Owned Subsidiary. Notwithstanding the foregoing, the provisions of this Section 8.2 shall not apply to any sales or other transfers by the Purchaser to any Majority Owned Subsidiary or pursuant to Rule 144. Purchaser further agrees that it will not sell the CMG Shares privately to a competitor of CMG.

     8.3 Voting and Participation in Mergers and Similar Transactions. Subject to the provisions of Section 8.2 above, Purchaser agrees that it will not, individually or as part of a group, without the consent of a majority of the independent directors of CMG: (a) solicit proxies with respect to Voting Stock or become a participant in any election contest relating to the election of directors of CMG; (b) deposit any Voting Stock in a voting trust or enter into a voting agreement or other arrangement of similar effect; (c) initiate, propose or solicit stockholders for the approval of one or more stockholder proposals; (d) propose or solicit any person to propose a business combination with, or a change of control of, CMG; or (e) make or propose to make a tender offer for Voting Stock or solicit any person to make or propose to make a tender offer for Voting Stock. For purposes of this Section 8.3, the terms "election contest", "group", "solicit" and "participant" shall have the meanings ascribed to such terms under the Exchange Act.

     8.4 Termination of Standstill. The provisions of Article 8 shall terminate on the third anniversary of the date of the Closing and shall terminate as to any particular CMG Shares upon the sale of such CMG Shares in the open market pursuant to Rule 144 or an effective registration statement.

     9.  INDEMNIFICATION.

     9.1  Agreement to Indemnify.

     (a) CompanyCMG Indemnity. The Purchaser, its Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Purchaser Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 9 by CMG with respect to any and all Damages (as defined below) incurred by any Purchaser Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by CMG in this Agreement (including any exhibits and schedules hereto); provided, however, that indemnification for claims arising from the registration of the CMG Shares under Federal and state securities laws shall be covered by Section 7.3 (f) and not by this Section 9.

     (b) Purchaser Indemnity. CMG, its Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "CompanyCMG Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 9, by the Purchaser, in respect of any and all Damages incurred by any CompanyCMG Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation. warranty, covenant or agreement made by the Purchaser in this Agreement; provided, however, that indemnification for claims arising from the registration of the CMG Shares under Federal and state securities laws shall be covered by Section 7.3 (f) and not by this Section 9.

     (c) Equitable Relief. Nothing set forth in this Section 9 shall be deemed to prohibit or limit any Purchaser Indemnitee's or CompanyCMG Indemnitee's right at any time before, on or after the Closing, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform or comply with any covenant or agreement contained herein.

     9.2 Survival. Except as provided in Section 7.3(f) as to matters covered thereby, all representations and warranties of the Purchaser and CMG contained herein and all claims of any Purchaser Indemnitee or CompanyCMG Indemnitee in respect of any inaccuracy or misrepresentation in or breach hereof, shall survive the Closing for eighteen (18) months following the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire. All covenants and agreements of the Purchaser and CMG contained in this Agreement shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims of any Purchaser Indemnitee or CompanyCMG Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of two years following the non-breaching party's obtaining actual knowledge of such breach.

     9.3 Claims for Indemnification. If any Purchaser Indemnitee or CompanyCMG Indemnitee (an "Indemnitee") shall believe that such Indemnitee is entitled to indemnification pursuant to this Section 9 in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party (which for purposes hereof, in the case of an Purchaser Indemnitee, means CMG, and in the case of a CompanyCMG Indemnitee, means the Purchaser) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the twenty (20) business day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have twenty (20) business days following its receipt of such notice either (a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such twenty (20) business day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of CMG and the Purchaser shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings. Nothing in this section shall be deemed to require arbitration.

     9.4 Defense of Claims. In connection with any claim that may give rise to indemnity under this Section 9 resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may but shall not be obligated to (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provides assurances, satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any crossclaims or counterclaims the Indemnifying Party may have against the Indemnified Party for damages. The Indemnified Party shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnified Party shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnified Party is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 9.4. If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.4, the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided, further, that the Indemnifying party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided, further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, Associates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, Associates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this
Section 9.4. If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.4, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

     9.5 Certain Definitions. As used in this Section 9, (a) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity; (b) "Associate" means, when used to indicate a relationship with any person or entity, (1) any other person or entity of which such first person or entity is an officer, director or partner or is, directly or indirectly. the beneficial owner of ten percent (10%) or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity, (2) any trust or other estate in which such first person or entity has a ten percent (10%) or more beneficial interest or as to which such first person or entity serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such first person or entity who has the same home as such first person or entity or who is a director or officer of such first person or entity; (c) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including (1) interest on cash disbursements in respect of any of the foregoing at the prime rate of Bank of America NT&SA, as in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (2) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and (d) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

     10.  MISCELLANEOUS.

     10.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     10.2 Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding choice of law principles), and both parties agree that all disputes arising between them related to this Agreement in any respect and the enforcement of this Agreement shall be resolved only and exclusively in the United States Federal Court in Boston, Massachusetts. The Purchaser hereby consents to the jurisdiction of the United States Federal Court in Boston, Massachusetts, with respect to any action, suit or proceeding commenced in any such court by CMG or its successors or assigns, and the Purchaser waives any defense it may have with respect to such jurisdiction or with respect to the proper venue of any such action, suit or proceeding in any such court.

     10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.4 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     10.5 Notices. Any notice required or permitted under this Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after mailing, by registered air mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered air mail, postage prepaid and addressed to the party to be notified at the address as specified at the beginning of this Agreement or at such other address as the Purchaser or CMG may designate by giving at least ten (10) days advance written notice pursuant to this Section 10.5.

     10.6 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Purchaser will indemnify and hold harmless CMG from any liability for any commission or compensation in the nature of a finders' or broker's fee for which the Purchaser or any of its officers, partners, employees or consultants, or representatives is responsible. CMG will indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee for which CMG or any of its officers, employees or consultants or representatives is responsible.

     10.7 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of CMG and the holders of CMG Shares representing at least a majority of the total aggregate number of CMG Shares then outstanding (excluding any of such shares that have been sold to the public pursuant to SEC Rule 144 or otherwise). Any amendment or waiver effected in accordance with this Section
10.7 will be binding upon the Purchaser, CMG and their respective successors and assigns.

     10.8 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     10.9 Entire Agreement. This Agreement and all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements. understandings duties or obligations between the parties with respect to the subject matter hereof.

     10.10 Further Assurances. From and after the date of this Agreement upon the request of CMG or the Purchaser, CMG and the Purchaser will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     10.11 Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

     10.12 Fees, Costs and Expenses. All fees, costs and expenses (including attorney's' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

     10.13 Competition. Nothing set forth herein shall be deemed to preclude, limit or restrict CMG's or the Purchaser's ability to compete with the other.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                   CMG INFORMATION SERVICES, INC.


                                   By:  /s/  Andrew J. Hajducky
                                      ---------------------------------
                                   Name:  Andrew J. Hajducky III, CPA
                                   Title:  Chief Financial Officer, Treasurer



                                   SUMITOMO CORPORATION


                                   By:  /s/  Atsushi Nishijo
                                      ---------------------------------
                                   Name:  Atsushi Nishijo
                                   Title:  Managing Director
                                           General Manager
                                           Media Business Div.